Exhibit 10.1

VEREINBARUNG/AGREEMENT

Diese Vereinbarung (die “Vereinbarung”) zwischen der Verigy Germany GmbH (die „Gesellschaft”) und Hans-Jürgen Wagner (dem „Geschäftsführer”) ist ab dem Datum (das „Datum des Inkrafttretens”) wirksam, zu dem die spätere Unterschrift unter dieser Vereinbarung geleistet wurde.	This Agreement (the “Agreement”) is entered into as of the last date in the signature block below (the “Effective Date”), between Company Germany GmbH (the “Company”), and Hans-Jürgen Wagner (“Officer”).
VORBEMERKUNG	RECITALS

Einbringung von überschüssig einbehaltenen Bonuszahlungen aus dem 80/20 Plan in den „ZVP” (Zusatzversorgungsplan)

Der Geschäftsführer hat am Programm 80/20 zur Entgeltumwandlung teilgenommen, demzufolge der Geschäftsführer einen Anteil seines Gehaltes in flexible Arbeitszeitkonten zur Nutzung in der Zukunft umgewandelt hat (der „80/20 Plan”). Darüber hinaus hat der Geschäftsführer am „Pay-for-Results Programm” der Gesellschaft teilgenommen.

Die Gesellschaft und der Geschäftsführer vereinbaren, dass die Gesellschaft dem Geschäftsführer die nach dem genannten Pay-for-Results Programm verdienten und aufgrund der Teilnahme am 80/20 Plan reduzierten Ansprüche wie folgt auszahlt:

Contribution of 80/20 Plan Excess Deferral into the ZVP (“old deferred compensation plan”):

Officer has participated in the Company’s 80/20 deferred compensation arrangement under which Officer has deferred a portion of his compensation by converting current compensation into flexible time off that may be used in the future (the “80/20 Plan”). Officer has also participated in the Company’s Pay-for-Results Program.

The Company and Officer agree that the Company will return to Officer Pay-for-Results Program amounts earned by Officer and reduced due to participation in the 80/20 Plan as follows:

	VEREINBARUNG	AGREEMENT
1.

Die Gesellschaft und der Geschäftsführer vereinbaren, dass der Gesamtbetrag der unter dem 80/20 Program einbehaltenen Ansprüche aus dem Pay-for-results Programm die aufgrund der Teilnahme am 80/20 Plan unter Einschluss vergleichbarer Bonuspläne, an denen der Geschäftsführer teilgenommen hat, als er Arbeitnehmer bei Agilent Technologies, dem Rechtsvorgänger von Verigy war, € 57,433 (in Worten: Siebenundfünfzigtausendvierhundertdreiunddreißig) (der „Auszahlungsbetrag”) beträgt. Die Gesellschaft verpflichtet sich, diesen Betrag im November 2010 in den „ZVP” (Zusatzversorgungsplan) einzubringen.

Der Geschäftsführer stimmt weiterhin zu, dass er nicht weiter am Pay-for-Results Programm teilnehmen wird, sobald er gegebenenfalls künftig auf seinem Langzeitkonto gesparte Zeit abbaut.

The Company and Officer agree that the aggregate amount of Pay-for-Results compensation reduced due to participation in the 80/20 Plan, including deferrals under any similar bonus compensation plans made while Officer was employed by Agilent Technologies, Verigy’s predecessor, is € 57,433 (in words: fiftyseventhousandfourhundredandthirtythree) (the “Payout Amount”). The Company agrees that it will contribute the Payout Amount into the “ZVP” (“old deferred compensation plan”) in November 2010.

Officer also agrees that he will not participate in the Pay-for-Results Program if the officer uses any time accrued in his personal long-term account balance.

2.	Annahmefrist Das Angebot gilt bis Ablauf des 13.08.2010.	Acceptance deadline This contract offer shall remain in effect until August 13th, 2010.

Agreement / Vereinbarung	2 of 3	Hans-Jürgen Wagner

3.

Allgemeines

Wenn eine der Vereinbarungen dieses Vertrages unwirksam ist, bleiben die übrigen Regelungen dieses Aufhebungsvertrag hiervon unbeeinträchtigt. Die Parteien vereinbaren, die unwirksame Vereinbarung durch eine Regelung zu ersetzen, die der unwirksamen Regelung am nächsten kommt, und die rechtswirksam ist.

Darüber hinaus ist der Geschäftsführer selbst dafür verantwortlich, Informationen hinsichtlich rechtlicher und steuerlicher und sonstiger Konsequenzen aus der Vereinbarung von seinen eigenen Beratern zu erlangen, da die Gesellschaft in dieser Hinsicht nicht berät.

Diese Vereinbarung liegt in deutscher und englischer Sprache vor. Für den Fall widersprüchlicher Regelungen gilt die deutsche Fassung.

General

If one provision of this Agreement shall be ineffective, the validity of the remaining provisions shall remain unaffected thereby. The Parties agree to replace the ineffective provision with an agreement that comes closest to the ineffective provision in terms of the respective interests and significance and is legally valid.

As for the rest, the Officer himself must take care of getting information about legal and fiscal consequences of the Agreement from his own advisors, since Company is unable to make any statements in this regard.

This Agreement has been prepared in German and English. In the event of a conflict between the versions of this Agreement, the German language version will control.

Verigy Germany GmbH	Hans-Jürgen Wagner

(Signature)	(Signature)

Barbara Meyer; HR Director Europe
Place and Date:	Place and Date:

Agreement / Vereinbarung	3 of 3	Hans-Jürgen Wagner